Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3

(Form Type)

Fathom Digital Manufacturing Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee

Fee Paid	$12,607,944(1)	0.00014760	$1,860.93(2)

Fees Previously Paid	$0		$0

Total Transaction Valuation	$12,607,944

Total Fees Due for Filing			$1,860.93

Total Fees Previously Paid			$0

Total Fee Offsets			$0

Net Fee Due			$1,860.93

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		PREM 14A	001-39994	March 19, 2024		$1,860.93

Fee Offset Sources	Fathom Digital Manufacturing Corp.	PREM 14A	001-39994		March 19, 2024		$1,860.93(3)

(1)

Solely for the purpose of calculating the filing fee, the aggregate value of the transaction was calculated in accordance with Rule 0-11 under the Exchange Act by multiplying 2,562,911, which is the number of shares of Fathom Digital Manufacturing Corporation Class A common stock, par value $0.0001 per share (the “Class A Shares”), entitled to receive the per share merger consideration, by $4.75, which is the per share merger consideration (the “Total Consideration”). The number of Class A Shares included in the calculation of the Total Consideration includes 91,393 Class A Shares underlying outstanding director restricted stock units entitled to receive the per share merger consideration and excludes the Class A Shares held by CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel L.P. and any of their respective affiliates.

(2)	In accordance with Section 14(g) of the Exchange Act, the amount of the filing fee was determined by multiplying the Total Consideration ($12,607,944) by 0.00014760.
(3)	The Company previously paid $1,860.93 upon the filing of its Preliminary Proxy Statement on Schedule 14A on March 19, 2024 in connection with the transaction reported hereby.